UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 10, 2018

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01                                           Entry into a Material Definitive Agreement

Amendment to the Amended and Restated Registration Rights Agreement

On May 10, 2018, Virtu Financial, Inc. (the “Company), TJMT Holdings LLC (the “Founder Member”), North Island Holdings I, LP (“NIH”), and Havelock Fund Investments Pte Ltd (“Havelock”) and Aranda Investments Pte. Ltd., each an affiliate of Temasek Holdings (Private) Limited (collectively, the “Temasek Entities”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Registration Rights Agreement dated April 20, 2017, by and among the Company, the Founder Member, NIH, the Temasek Entities, and certain direct or indirect equityholders of the Company to add Mr. Vincent Viola and Mr. Michael Viola as parties (as “Viola Holders” as such term is defined in the Amended and Restated Registration Rights Agreement) and to confirm that certain other persons (including the Company’s CEO) remain parties to the Amended and Restated Registration Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety.

Underwriting Agreement

On May 15, 2018, the Company completed its previously announced underwritten public offering (the “Public Offering”) of 17,250,000 shares of its Class A common stock by the Company and certain selling stockholders at a purchase price per share of $27.16 (the offering price to the public of $28.00 per share minus the underwriters’ discount), which included the exercise in full by the Underwriters (as defined below) of their option to purchase additional shares in the Public Offering.  The Company sold 10,518,750 shares of its Class A common stock in the Public Offering, the net proceeds of which were used to purchase an equivalent number of common interest units in Virtu Financial LLC and corresponding shares of Class D common stock from the Founder Member pursuant to the Member Purchase Agreement, as further described below.  The selling stockholders, Mr. Vincent Viola, the Founder Member, and Havelock, sold 6,731,250 shares of Class A common stock in the Public Offering, including 2,081,250 shares of Class A Common Stock issued by the Company to Mr. Vincent Viola upon the exercise of vested stock options.

The Public Offering was registered under the Securities Act pursuant to a registration statement on Form S-3ASR (File No. 333-224683) (the “Registration Statement”) filed with the Securities and Exchange Commission on May 4, 2018. The terms of the Public Offering are described in a Prospectus dated May 8, 2018, as supplemented by a Prospectus Supplement dated May 10, 2018 (filed with the Commission on May 11, 2018).

In connection with the Public Offering, on May 10, 2018, the Company and Virtu Financial LLC entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”) and the selling stockholders named therein relating to the sale of shares of the Company’s Class A common stock in the Public Offering. Under the Underwriting Agreement, the Company agreed to sell 8,718,750 shares of Class A common stock to the Underwriters and the selling stockholders agreed to sell 6,281,250 shares of Class A common stock to the Underwriters, each at a purchase price per share of $27.16 (the offering price to the public of $28.00 per share minus the Underwriters’ discount).  The Company and one of the selling stockholders also provided the Underwriters with an option to purchase up to an additional 1,800,000 shares of Class A common stock to be sold by the Company and an additional 450,000 shares of Class A common stock to be sold by one of the selling stockholders, which option the Underwriters exercised in full.

Jefferies LLC and Morgan Stanley & Co. LLC are acting as the representatives of the Underwriters.  Jefferies LLC, Morgan Stanley & Co. LLC and Sandler O’Neill & Partners, L.P. are acting as the joint book-running managers, and BMO Capital Markets Corp. is acting as co-manager for the Public Offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the selling stockholders. It also provides that the Company and the selling stockholders will severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  Certain of the Underwriters and their respective affiliates have, from time to time, performed and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference into this report and into the Registration Statement.

Member Purchase Agreement

In connection with the Public Offering, on May 10, 2018, the Company and the Founder Member entered into a Purchase Agreement (the “Member Purchase Agreement”), pursuant to which the Company used its net proceeds from the Public Offering (and will use any net proceeds received if the underwriters exercise their option to purchase additional shares) to purchase from the Founder Member non-voting common interest units of Virtu Financial LLC (“Virtu Financial Units”) and corresponding shares of the Issuer’s Class D common stock, par value $0.00001 per share (“Class D Common Stock”). Pursuant to the Member Purchase Agreement, the price per Virtu Financial Unit together with the corresponding share of Class D Common Stock purchased (or to be purchased) by the Company is equal to the per share public offering price for the Class A Common Stock in the Public Offering, and the Founder Member is responsible for the underwriting discount per share paid to the underwriters in the Public Offering with respect to each Virtu Financial Unit (and corresponding share of Class D Common Stock) sold pursuant to the Member Purchase Agreement.  On May 15, 2018, the Issuer purchased from the Founder Member 10,518,750 Virtu Financial Units and corresponding shares of Class D Common Stock pursuant to the Member Purchase Agreement for $28.00 per Virtu Financial Unit, together with the corresponding share of Class D Common Stock, which is equal to the per share offering price to the public, with the Founder Member being responsible for the underwriting discount per share paid to the underwriters in the Public Offering with respect to each Virtu Financial Unit and corresponding share of Class D Common Stock sold pursuant to the Member Purchase Agreement. The Member Purchase Agreement includes customary representations, warranties and covenants by the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Member Purchase Agreement, and is qualified in its entirety by reference to the full text of the Member Purchase Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 in its entirety.

Item 8.01. Other Events.

The legality opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP with respect to the shares sold in the Public Offering is attached hereto as Exhibit 5.1 and is incorporated by reference into the Registration Statement.

The Company issued press releases announcing the launch and pricing, respectively, of the Public Offering. A copy of the Company’s launch press release is attached as Exhibit 99.1.  A copy of the Company’s pricing press release is attached as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 10, 2018, by and among Virtu Financial, Inc., Virtu Financial LLC, the selling stockholders party thereto and the Underwriters.

5.1	Legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1

Amendment No. 1 to the Amended and Restated Registration Rights Agreement, dated May 10, 2018, by and among Virtu Financial, Inc., TJMT Holdings LLC, North Island Holdings I, LP, Havelock Fund Investments Pte Ltd and Aranda Investments Pte. Ltd.

10.2	Purchase Agreement, dated May 10, 2018, by and among Virtu Financial, Inc. and TJMT Holdings LLC.

12.1	Statement of Calculation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

99.1	Press Release, dated May 8, 2018, issued by Virtu Financial, Inc.

99.2	Press Release, dated May 10, 2018, issued by Virtu Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: May 15, 2018